Morgan Stanley Income Securities Inc.
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Singtel  11/15/01   $99.39   170,00  0.089%  $496,930,000  0.034%   Salomo
7.375                        0                                      n
12/1/31                                                             Smith
                                                                    Barney